Exhibit 5.1

July 29, 2010

Renewable Energy Group, Inc.

416 S. Bell Avenue

P.O. Box 888

Ames, IA 50010

Ladies and Gentlemen:

We have acted as counsel to Renewable Energy Group, Inc., a Delaware corporation (the “Company”), in connection with the registration of 5,400,000 shares of the Company’s .0001 par value Common Stock (the “Shares”) being registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 (as amended, the “Registration Statement”) in connection with the Company’s 2009 Stock Incentive Plan, as amended (the “Plan”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Certificate of Incorporation of the Company, the Bylaws of the Company, the Plan, the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are duly authorized and, when issued and delivered in accordance with the terms of the Plan and the agreements and instruments contemplated thereby, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

Very truly yours,

Nyemaster, Goode, West, Hansell & O’Brien, P.C.

By:	/s/ G. R. Neumann
G. R. Neumann